DRAFT
                                                                   Exhibit 23(a)

The Board of Directors
Citicorp:

We consent to the incorporation by reference of our report dated January 16, 1996 relating to the consolidated balance sheets of Citicorp and subsidiaries as of December 31, 1995 and 1994, the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1995 and 1994, in the Registration Statement on Form S-3, and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report with respect to these consolidated financial statements, which contains an added explanatory paragraph, is included in the 1995 Citicorp Annual Report and Form 10-K.


                              /s/KPMG Peat Marwick LLP
                              ------------------------
                              KPMG Peat Marwick LLP


January 30, 1997